Exhibit 32.2
Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q of Venture Global, Inc. for the period ending March 31, 2025 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Jonathan Thayer, the Chief Financial Officer of Venture Global, Inc., certifies that, to the best of his knowledge:
1.    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Venture Global, Inc.
Date: May 12, 2025

/s/ Jonathan Thayer
Name: Jonathan Thayer
Chief Financial Officer